Exhibit 99.1

DRAFT v5

Investor Relations Contacts:	Media Contact:
EVC Group, Inc. Jamar Ismail/Robert Jones (415) 568-9348; (646) 201-5447 jismail@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Amy Phillips (412) 327-9499 aphillips@evcgroup.com

AngioDynamics Appoints George Bourne Chief Technology
& Operations Officer

ALBANY, N.Y., (December 17, 2012) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today announced the appointment of George W. Bourne as Senior Vice President and Chief Technology & Operations Officer. Previously Mr. Bourne was Senior Vice President and Chief Technology Officer for the Company, joining in May, 2012. In his new role, Mr. Bourne will oversee Research and Development, Sustaining Engineering, Operations and Clinical Affairs and assumes the responsibilities of Scott Etlinger, Senior Vice President, Global Operations, who will be leaving the company.

“George Bourne has quickly made a very positive contribution to AngioDynamics since joining our team earlier this year,” said Joseph M. DeVivo, President & CEO.  “George’s deep commitment to operational excellence, combined with more than 25 years of experience in operations and R&D at global medical device companies, provide us with a very capable and seasoned executive to lead our R&D and operations teams as we implement our growth strategies.”

Previous to joining AngioDynamics, Mr. Bourne served as VP of R&D at Hologic, and before this served as Senior Vice President of R&D and Clinical Affairs for Navilyst Medical from its formation in early 2008 until November 2011. His tenure was defined by focused portfolio development and the commercialization of new products. He also served 10 years at Boston Scientific as Vice President, R&D, of the Urology, Meditech and Oncology business units and then as Group Vice President, R&D, for the endosurgery business group. Mr. Bourne earned his Bachelor of Science in Biological Science and Master of Science in Plastics Engineering from the University of Lowell, in addition to his MBA from Rivier College in Nashua, N.H. He also served in leadership positions at Baxter Healthcare, Allegiance Healthcare and C.R. Bard.

About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics and the AngioDynamics logo are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012.  AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

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